Exhibit 10.10

English Summary of a lease agreement dated January 2, 2018 (the “Lease”) by and between GXQ Industrial Park Management Ltd. (the “Landlord”) and Sonim Technologies (Shenzhen) Limited (“Sonim”)

•	Leased Property: the Lease is for the purpose of office space, with its address: room at 708 & 709 & 710 & 711A, Building #2, Phase #2, DaQian Industrial Park, BaoAn district, ShenZhen, China

•	Term: The term started at February 21, 2018 and will end on February 20, 2021

•	Deposit: Sonim must provide a bank guarantee in the amount of RMB 135,116 for securing its obligations.

After the Lease expires, the Landlord will return the guarantee to Sonim.

Special right to Sonim: provided Sonim provides at least three (3) months’ advance notice regarding relocation of the factory to another area, the Landlord will return the deposit.

•	Permitted Use: The permitted use is for office

•	Sublease: Sonim is not allowed to sublease the property.

•	Rent:

Rent rates: based on the rental area of 675.58 square meters

From February 21, 2018 to February 20, 2020, RMB 100 per square meter, with a total monthly rent of RMB 67,558

From February 21, 2020 to February 20, 2021, RMB 110 per square meter, with a total monthly rent of RMB 74,313

Property management fee of RMB 8 per square meter. The property management fee will increase by the same percentage as the corresponding rent fee increases.

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Insurances, Liability, Maintenance: The Landlord will maintain insurance against fire, storm, hail and water damage to the building, and Sonim will maintain insurance against the office equipment and fitting.

Sonim will maintain third party insurance to cover the damage of its relatives, employees or visitors.

Landlord is obligated to maintain the facility for normal usage.

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Modifications to leased Premises: Sonim is permitted to effect modifications to the leased premises only with the prior written approval of the Landlord. Sonim and the Landlord will agree on the costs, reimbursement and potential obligations to build-back modifications.